As filed with the U.S. Securities and Exchange Commission on November 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TerrAscend Corp.

(Exact name of Registrant as specified in its charter)

Ontario (State or other jurisdiction of Incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

77 City Centre Drive

Suite 501 - East Tower

Mississauga, Ontario, L5B 1M5, Canada

(844) 628-3100

(Address of principal executive offices) (Zip code)

TerrAscend Corp. Amended and Restated Stock Option Plan

TerrAscend Corp. Amended and Restated Share Unit Plan

(Full titles of the plans)

Ziad Ghanem

Chief Executive Officer

TerrAscend Corp.

77 City Centre Drive

Suite 501 - East Tower

Mississauga, Ontario, L5B 1M5, Canada

(844) 628-3100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Ryan M. Rourke Reed Foley Hoag LLP Seaport West 155 Seaport Boulevard Boston, Massachusetts 02110-2600 (617) 832-1000	Lynn Gefen Chief People and Legal Officer TerrAscend Corp. 77 City Centre Drive Suite 501 - East Tower Mississauga, Ontario, L5B 1M5, Canada (844) 628-3100	Jonathan Sherman Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre - North Tower, 40 Temperance St. Toronto, Ontario, M5H 0B4 Canada (416) 869-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the TerrAscend Corp. Amended and Restated Stock Option Plan and the TerrAscend Corp. Amended and Restated Share Unit Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statement on Form S-8 (File No. 262566) filed with the Securities and Exchange Commission on February 7, 2022 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Articles of TerrAscend Corp., dated March 7, 2017.	10-12G	000-56363	3.1	November 2, 2021

4.2	Articles of Amendment to the Articles of TerrAscend Corp., dated November 30, 2018.	10-12G/A	000-56363	3.2	December 22, 2021

4.3	Articles of Amendment to the Articles of TerrAscend Corp., dated May 22, 2020.	10-12G/A	000-56363	3.3	December 22, 2021

4.4	By-laws of TerrAscend Corp., dated March 7, 2017.	10-12G	000-56363	3.3	November 2, 2021

4.5	Form of Common Share Certificate of the Registrant.	S-3	333-278510	4.1	April 4, 2024

5.1*	Opinion of Cassels Brock & Blackwell LLP

23.1*	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1).

23.2*	Consent of MNP LLP, independent registered public accounting firm.

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

24.1*	Power of Attorney (included on signature page).

99.1	TerrAscend Corp. Amended and Restated Stock Option Plan.	10-K	000-56363	10.34	March 6, 2025

99.2	Form of Option Agreement.	10-K	000-56363	10.35	March 6, 2025

99.3	TerrAscend Corp. Amended and Restated Share Unit Plan.	10-K	000-56363	10.36	March 6, 2025

99.4	Form of Share Unit Agreement.	10-K	000-56363	10.37	March 6, 2025

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada, on November 20, 2025.

TERRASCEND CORP.

By:	/s/ Ziad Ghanem
Name:	Ziad Ghanem
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ziad Ghanem and Lynn Gefen, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ziad Ghanem Ziad Ghanem	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	November 20, 2025

/s/ Jason Wild Jason Wild	Director	November 20, 2025

/s/ Ira Duarte Ira Duarte	Director	November 20, 2025

/s/ Craig Collard Craig Collard	Director	November 20, 2025

/s/ Ed Schutter Ed Schutter	Director	November 20, 2025

/s/ Kara DioGuardi Kara DioGuardi	Director	November 20, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of TerrAscend Corp. has signed this Registration Statement on November 20, 2025.

TERRASCEND USA, INC.

By:	/s/ Ziad Ghanem
Name:	Ziad Ghanem
Title:	President and Chief Executive Officer